Exhibit 4.2

CERTIFICATE AND CONSENT

TO:	British Columbia Securities Commission Alberta Securities Commission Ontario Securities Commission Autorité des marchés financiers (Québec)

AND TO:	Fasken Martineau DuMoulin LLP

RE:	Offer to Purchase and Circular of First Quantum Minerals Ltd.

I, M. Gayle Hanssen, hereby certify that I am a qualified person as described in National Instrument 43-101. I am the principal author of the technical report entitled “The Frontier Copper Project, Katanga Province, Democratic Republic of the Congo”, dated June 9, 2005 and the co-author of the technical report entitled “The Lonshi Copper Mine, Katanga Province, Democratic Republic of the Congo”, dated January 30, 2003, as amended March 26, 2003 (collectively, “the Technical Reports”) prepared for First Quantum Minerals Ltd.

I further certify that I have read the disclosure in the offer to purchase and circular of First Quantum Minerals Ltd. dated February 2, 2006 together with the documents incorporated by reference therein, (collectively, the “Circular”) which includes disclosure derived from the Technical Report and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Reports that is contained in the Circular or that the disclosure in the Circular contains any misrepresentation of the information contained in the Technical Reports.

I consent to the filing of the Technical Reports with the British Columbia Securities Commission, the Alberta Securities Commission, the Ontario Securities Commission and the Autorité des marchés financiers (Québec) and to the disclosure of the Technical Reports, as well as any extracts from and summary of the Technical Reports, in the Circular.

Dated this 2nd day of February, 2006.

/s/ M. Gayle Hanssen M. Gayle Hanssen,
BSc (Hons.), Natal, Pr. Sci. Nat

CERTIFICATE OF QUALIFIED PERSON

As an author of the report entitled “The Frontier Copper Project, Katanga Province, Democratic Republic of the Congo”, dated June 9, 2005 and the co-author of the technical report entitled “The Lonshi Copper Mine, Katanga Province, Democratic Republic of the Congo”, dated January 30, 2003, as amended March 26, 2003 (collectively, “the Technical Reports”) prepared for First Quantum Minerals Ltd., (the “Issuer”), I, M. Gayle Hanssen, do hereby certify that:

1.	I am Director and Geological Consultant of Digital Mining Services, of 4 Elsworth Ave, Belgravia, Harare, Zimbabwe.

2.	My residential address is: 15 Metcalf Road, Greendale, Harare.

3.	I graduated with a BSc. (Hons.) in Geology from the University of Natal, Pietermaritzburg, South Africa in 1985.

4.	I am a registered member in good standing of the South African Council for Professional Natural Scientific Professions. (SACNASP).

5.	I have worked continuously as an economic geologist for a total of 19 years since my graduation from university.

6.	I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

7.	I am responsible for the preparation of the Frontier Copper Project and partly responsible for preparation of the Lonshi Copper Mine Technical Reports. The mineral resource was carried out by an independent consultant. I have visited the site on numerous occasions since October 2003.

8.	I have had prior involvement with the property that is the subject of the Technical Report. The nature of my prior involvement includes resource estimations in 2004 and 2005.

9.	I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

10.	I am independent of the Issuer applying all of the tests in section 1.5 of National Instrument 43-101.

11.	I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

Dated this 2nd day of February, 2006.

/s/ M. Gayle Hanssen M. Gayle Hanssen,
BSc (Hons.), Natal, Pr. Sci. Nat